UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2023

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California	94949
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

The information contained in Item 7.01 under “Preliminary Third Quarter Revenue (unaudited)” and “Preliminary Third Quarter Ending Cash Position (unaudited)” is incorporated by reference herein.

The information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

Data from Phase 2 portion of Phase 2/3 Orbit study of UX143

On October 14, 2023, Ultragenyx Pharmaceutical Inc. (the “Company”) issued a press release announcing interim data from the Phase 2 portion of the Phase 2/3 Orbit study of UX143. The press release is attached hereto as Exhibit 99.1.

Analyst Day Update

On October 16, 2023, the Company issued a press release providing updates on its development pipeline, including setrusumab (UX143) for osteogenesis imperfecta (“OI”), GTX-102 for Angelman syndrome (“AS”), UX701 in Wilson disease and the rest of the Company’s gene therapy portfolio to be presented at an Analyst Day held in New York City and by webcast. The press release is attached hereto as Exhibit 99.2.

Preliminary Third Quarter Revenue (unaudited)

The Company’s preliminary unaudited total revenue for the third quarter of fiscal 2023 is $96 million to $100 million, preliminary unaudited Crysvita revenue for the third quarter is $74 million to $76 million and preliminary unaudited Dojolvi revenue for the third quarter is $16 million to $17 million. Third quarter Crysvita revenue in the United States was impacted by a decrease in channel inventory related to Kyowa Kirin Co., Ltd.’s (“KKC”) change from Ultragenyx labeled product to KKC’s labeled product as part of the transition of North America commercialization responsibilities for Crysvita from the Company to KKC. This one-time change occurred in the third quarter, and the Company expects Crysvita channel inventories to increase to more normal levels at the end of the year.

Preliminary Third Quarter Ending Cash Position (unaudited)

Cash, cash equivalents, and marketable debt securities were approximately $525 million as of September 30, 2023.

These amounts are preliminary, have not been audited and are subject to change pending completion of the Company’s unaudited financial statements for the quarter ended September 30, 2023. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of September 30, 2023. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

The information set forth in this Item 7.01 and in the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

Data from Phase 2 portion of Phase 2/3 Orbit study of UX143

On October 14, 2023, the Company and Mereo BioPharma Group plc announced interim data from the Phase 2 portion of the Phase 2/3 Orbit study demonstrating that treatment with setrusumab (UX143) significantly reduced incidence of fractures in patients with osteogenesis imperfecta (“OI”) with at least six months of follow-up and continues to demonstrate ongoing and meaningful improvements in lumbar spine bone mineral density (“BMD”). The data were presented in a late-breaker presentation at the American Society for Bone and Mineral Research (“ASBMR”) 2023 Annual Meeting.

As of the cut-off date and following at least six months of treatment with setrusumab, the annualized fracture rate across all 24 patients in the Phase 2 portion of the study was reduced by 67%. In the two years prior to treatment with setrusumab all patients experienced at least one fracture. The median annualized fracture rate of 0.72 in the two years prior to treatment was reduced to 0.00 (n=24, p=0.042) during the mean treatment duration period of nine months. Following initiation of treatment with setrusumab, 20 patients experienced no radiographic-confirmed fractures, and four patients experienced seven radiographic-confirmed fractures in five separate events. These fractures exclude fractures of the fingers, toes, skull, and face consistent with the Phase 3 study design.

The reduction in annualized fracture rates was associated with a clinically meaningful increase in BMD. At the six-month timepoint, treatment with setrusumab resulted in a mean increase in lumbar spine BMD from baseline of 13% at 20 mg/kg (n=11) and 16% at 40 mg/kg (n=8), which represents the same substantial mean improvement in Z-score of +0.85 for both dose groups at six months compared to a combined mean baseline Z-score of –1.68. The small apparent difference in BMD change from baseline is likely related to differences in patients assigned to the two treated groups. There was no statistically significant difference in BMD percent change or Z-score change from baseline between the 20 and 40 mg/kg dosing cohorts.

As of the data cut-off, there were no treatment-related serious adverse events observed in the study. Reported adverse events were generally consistent with those observed in the ASTEROID study with infusion-related events and headache determined to be the most common adverse events related to the study drug. There have been no reported hypersensitivity reactions related to setrusumab. There were no notable safety-related differences observed between dosing groups or age groups.

The Phase 3 portion of the study is currently enrolling approximately 195 patients at 50 sites across 12 countries.

Analyst Day Updates

On October 16, 2023, the Company announced the following updates on its development pipeline, including setrusumab (UX143) for OI, GTX-102 for AS, UX701 in Wilson disease and the rest of the Company’s gene therapy portfolio to be presented at an Analyst Day held in New York City and by webcast:

•

UX143 (setrusumab) monoclonal antibody for OI: Interim Phase 2 data from the Phase 2/3 Orbit study show statistically significant decrease in annualized fracture rates following at least six months of treatment.

•

Data presented at the ASBMR 2023 Annual Meeting show that treatment with setrusumab reduced the annualized fracture rate by 67% and this reduction was associated with continuing large and meaningful improvements in BMD.

•	Setrusumab was generally well tolerated with no drug related serious adverse events (“SAEs”) reported and no reports of drug-related hypersensitivity.

•	The Company plans to provide updated Phase 2 data next year.

•	GTX-102 antisense oligonucleotide for AS: Data from the extension cohorts in the Phase 1/2 study show clinically meaningful improvements in multiple domains.

•	Quantitative data show improvements across multiple clinical domains compared to natural history data, where available, and clinical changes were associated with quantitative changes in EEG.

•	Long term data showed patients who stopped and restarted treatment reacquired previously gained developmental skills when they were re-dosed with the current regimen.

•	There have been no additional treatment-related SAEs, including lower extremity weakness, since November 2022.

•	Data from the dose expansion cohorts on at least 20 patients who have been on therapy for at least six months is anticipated in the first half of 2024.

•	UX701 AAV gene therapy for Wilson disease: Four of five patients in the lowest-dose cohort of the Phase 1/2/3 Cypress2+ study show improvements in tapering standard of care.

•

Four out of five patients in the low-dose Cohort 1 have had reductions in urinary copper and are tapering off of chelators and/or zinc therapy, including two of three earlier treated patients in the Cohort that are now completely off standard therapy.

•	UX701 has been generally well tolerated with no treatment-related SAEs.

•	The seamless study is expected to complete dosing of all three dose cohorts in Stage 1 at the end of 2023 and these data are expected in the first half of 2024.

•	The Company also provided updates on other late-stage gene therapy candidates:

•

DTX401 AAV gene therapy for Glycogen Storage Disease Type Ia (GSDIa): The Phase 3 GlucoGene study was fully enrolled in the first quarter of 2023 and the Company plans to provide preliminary data in the first half of 2024.

•	UX111 for Sanfilippo syndrome (MPS IIIA): The pivotal Transpher A study has been fully enrolled and the Company plans to meet with the FDA in the fourth quarter of 2023.

•	DTX301 AAV gene therapy for Ornithine Transcarbamylase (OTC) Deficiency: The Phase 3 Enh3ance study is expected to complete enrollment in the first half of 2024.

A presentation regarding the updates to GTX-102 is attached hereto as Exhibit 99.3.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipates,” “continue,” “will,” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements include, without limitation, statements regarding its future operating results and financial performance, business plans and objectives for UX143, the clinical benefit, tolerability and safety of UX143, future clinical and regulatory developments for UX143, the clinical benefit, tolerability and safety of GTX-102, future clinical and regulatory developments for GTX-102, the clinical benefit, tolerability and safety of UX701, future clinical and regulatory developments for UX701, timing for enrollment, dosing and data for Ultragenyx’s investigational therapies and gene therapy candidates, regulatory meetings and Crysvita channel inventories. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, risks related to serious or undesirable side effects of the Company’s product candidates, the Company’s ability to achieve its projected development goals in its expected timeframes, risks related to reliance on third party partners to conduct certain activities on the Company’s behalf, the Company’s limited experience in generating revenue from product sales, risks related to product liability lawsuits, smaller than anticipated market opportunities for the Company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the Company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of the Company’s products and drug candidates. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on August 4, 2023, and its subsequent periodic reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 14, 2023.

99.2	Press Release, dated October 16, 2023.

99.3	GTX-102 Slide Presentation, dated October 16, 2023.

104	The cover page from the Company’s Current Report on Form 8-K dated October 14, 2023 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2023	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Emil D. Kakkis
Emil D. Kakkis, M.D., Ph.D.
President and Chief Executive Officer